EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of True Nature Holding, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof, I, Jordan Balencic, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay Morton
Jay Morton President and Interim Chief Executive Officer

Dated: August 14, 2018

/s/ Dr. Jordan Balencic
Dr. Jordan Balencic Interim Chief Financial Officer

Dated: August 14, 2018